Ex. 10.4
FIBROCELL SCIENCE, INC.
2019 EQUITY INCENTIVE PLAN
NONQUALIFIED STOCK OPTION GRANT
(for Directors)

This STOCK OPTION GRANT, dated as of _________________ (the “Date of Grant”), is delivered by Fibrocell Science, Inc. (the “Company”) to _______________ (the “Grantee”).
RECITALS
The Fibrocell Science, Inc. 2019 Equity Incentive Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company. The Compensation Committee of the Board of Directors of the Company, or if no such entity exists, the entire Board of Directors (the “Committee”) has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its shareholders.
NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:
1.Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase ___________ shares of common stock of the Company (“Shares”) at an exercise price of $_________ per Share. The Option shall become exercisable according to Paragraph 2 below.
2.    Exercisability of Option. The Option shall become exercisable on the following dates, if the Grantee is providing service to the Company as a member of its Board of Directors on the applicable date:

Date	Shares for Which the Option is Exercisable
_______	_______
_______	_______
_______	_______

TOTAL	_____
The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share. Any portion of the Option that is not exercisable at the time the Grantee ceases to be a member of the Board of Directors shall immediately terminate.
3.    Term of Option. The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan. Notwithstanding anything to the contrary in the Plan, the vested portion of the Option shall not terminate due to the termination of service, death, or Disability of the Grantee and shall continue for the full ten year term.
4.    Exercise Procedures.

(a)    Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and the method of payment. Payment of the exercise price shall be made in accordance with procedures established by the Committee from time to time based on type of payment being made but, in any event, prior to issuance of the Shares. The Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering Shares of the Company, which shall be valued at their Fair Market Value (as defined in the Plan) on the date of delivery, or by attestation (on a form prescribed by the Committee) to ownership of Shares having a Fair Market Value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (iv) by such other method as the Committee may approve. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.
(b)    The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate.
(c)    All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the maximum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.
5.    Reorganization and Change of Control. The provisions of the Plan applicable to a Reorganization Event and Change of Control shall apply to the Option, and, in the event of a Reorganization Event or a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.
6.    Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.
7.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
8.    No Service or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the service of the Company.

9.    No Shareholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.
10.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.
11.    Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
12.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at 405 Eagleview Blvd., Exton, PA 19341, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the books and records of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
13.    Consent to Electronic Delivery and Participation. By accepting the Option, the Grantee agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of this Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Grantee authorizes the Company and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate the grant of options and the administration of the Plan; and authorizes the Company to store and transmit such information in electronic form for the purposes set forth in this Agreement. Grantee may receive from the Company a paper copy of any documents delivered electronically at no cost if the Grantee contacts the Company by telephone, through a postal service, or electronic mail to the General Counsel as set forth in the Agreement.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

FIBROCELL SCIENCE, INC.

By:
Sean D. Buckley
Vice President, Business Administration and Corporate Secretary

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Grantee:

Date: